UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2021

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08931	95-1678055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9333 Balboa Avenue	92123
San Diego, California	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CUB	New York Stock Exchange
Preferred Stock Purchase Rights	–	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On February 7, 2021, Cubic Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Atlas CC Acquisition Corp., a Delaware corporation (“Parent”), and Atlas Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”). The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the Company’s board of directors (the “Company Board”), and the Company Board has recommended that the stockholders of the Company vote in favor of the approval of the Merger and the Merger Agreement.

The Merger. The Merger Agreement provides for, among other things, the merger of Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company would become a wholly owned subsidiary of Parent.

The Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, without par value per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive $70.00 in cash, without interest thereon, subject to required tax withholding in accordance with the terms of the Merger Agreement (the “Merger Consideration”), other than (i) shares that are held in the treasury of the Company, (ii) shares owned of record by the Company, (iii) shares owned of record by Parent, Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party) and (iv) shares held by stockholders of the Company who have not voted in favor of or consented to the adoption of the Merger Agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law concerning the right of holders of shares to require appraisal.

Treatment of Outstanding Equity Awards. Pursuant to the terms of the Merger Agreement:

•	Each outstanding award of restricted stock units (“RSUs”) with respect to Company Common Stock as of the Effective Time (each award, an “RSU Award”), including each award of performance-based restricted stock units, will be fully vested and cancelled, and each holder of a cancelled RSU Award will be entitled to receive a payment in cash, without interest, equal to the product of (i) the number of RSUs subject to such RSU Award multiplied by (ii) the Merger Consideration (the “RSU Payments”), less any required tax withholding. For purposes of calculating the RSU Payments with respect an RSU Award that is subject to performance-based vesting conditions, the number of RSUs deemed to have been earned shall be equal to the target number of RSUs subject to such RSU Award multiplied by the greater of (x) 100% and (y) the total stockholder return multiplier applicable to such RSU Award (up to a maximum of 125% of the target number of RSUs), calculated as of the closing date of the Merger (the “Closing Date”) and using the Closing Date as the applicable measurement date, in each case in accordance with the applicable terms of such RSU Award in effect immediately prior to the Effective Time.

•	Each issued and outstanding share of Company Common Stock that has been issued as restricted stock as of the Effective Time (each, a “Restricted Share”) shall be cancelled, and each holder of any such cancelled Restricted Share shall be entitled to receive a payment in cash equal to the Merger Consideration, without interest and less any required tax withholding.

Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the affirmative vote in favor of the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, (ii) the expiration or termination of any applicable waiting period (or extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) certain regulatory consents or approvals having been obtained, or the applicable waiting periods having expired or been terminated, with respect to certain foreign competition, merger control and investment laws, (iv) the absence of any law, order, injunction or decree by any governmental entity of competent jurisdiction that prohibits, makes illegal, voids, enjoins or otherwise prevents the consummation of the Merger and (v) certain other customary closing conditions. The consummation of the Merger is not subject to a financing condition.

Representations, Warranties and Covenants; Non-Solicitation. The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Sub. The representations and warranties made by the Company are qualified by disclosures made in the Company’s disclosure letter and Securities and Exchange Commission (“SEC”) filings, and the representations and warranties made by Parent and Sub are qualified by disclosures made in Parent’s disclosure letter. The covenants include an obligation of the Company, subject to certain exceptions, from the date of the Merger Agreement through the Effective Time, to, and to cause each of its subsidiaries to, use commercially reasonable efforts to conduct operations in all material respects in the ordinary course of business, maintain and preserve intact in all material respects (to the extent within its control) its business organization, and to maintain current relationships with significant customers, suppliers, distributors and other persons with whom it has material business relations. The Merger Agreement also contains covenants pursuant to which (i) the Company and its directors, officers and employees shall not participate in any discussions or negotiations with any person making any Competing Proposal (as defined in the Merger Agreement) or that the Company knows is seeking to make a Competing Proposal, and (ii) the Company Board agreed to recommend to the Company’s stockholders that they approve the transactions contemplated by the Merger Agreement, in each case subject to certain exceptions contained therein. The Company Board may change its recommendation in certain circumstances specified in the Merger Agreement in response to an unsolicited proposal that would constitute a Superior Proposal or following an Intervening Event (as each such term is defined in the Merger Agreement), but only if certain conditions are satisfied with respect thereto and the Company complies with its obligations in respect thereto in accordance with the Merger Agreement. Under the Merger Agreement, each of the Company and Parent has also agreed to use reasonable best efforts to consummate the Merger and related transactions, and Parent has agreed to take any and all actions necessary or advisable to avoid or eliminate each and every impediment to the consummation of the Merger, subject to certain exceptions contained therein.

Termination; Termination Fees. The Merger Agreement provides for certain termination rights for both the Company and Parent, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to specified limitations. In addition, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated on or before November 7, 2021. Upon termination of the Merger Agreement under certain circumstances, including termination by the Company to accept a Superior Proposal, the Company would be obligated to pay Parent a termination fee of $45,454,304. Upon termination of the Merger Agreement under certain circumstances, Parent would be obligated to pay the Company a termination fee of $113,635,760 (the “Parent Termination Fee”).

Equity and Debt Financing. Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the Merger Consideration and related fees and expenses subject to the terms and conditions thereof. The Veritas Capital Fund VII, L.P. (“Veritas”), Elliott Associates, L.P. (“Elliott Associates”) and Elliott International, L.P. (together with Elliott Associates, “Elliott”) have committed to indirectly capitalize Parent with equity contributions (the “Equity Financing”), and each of Veritas and Elliott have provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including with respect to the Parent Termination Fee and related interest and recovery costs, if applicable, in each case subject to the terms and conditions set forth in each such limited guarantee.

Pursuant to the terms and conditions set forth in a debt commitment letter, dated February 7, 2021 (the “Debt Commitment Letter”), certain parties identified therein as the “Commitment Parties” (collectively, the “Lenders”) have committed to provide Sub with debt financing in an amount that, when combined with the Equity Financing, will provide sufficient available funds required to consummate the Merger and related transactions on the terms contemplated by the Merger Agreement. The obligations of the Lenders under the Debt Commitment Letter are subject to customary conditions.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and any related agreements. The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above descriptions have been included to provide investors with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the parties to the Merger Agreement or their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates set forth therein, are solely for the benefit of the parties to the Merger Agreement and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by confidential disclosures that were made by each party to the others, which disclosures are not reflected in the Merger Agreement. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement.

Amendment No. 1 to Rights Agreement

Concurrently with the entry into the Merger Agreement, the Company adopted Amendment No. 1, dated as of February 7, 2021 (the “Rights Agreement Amendment”), to the Rights Agreement, dated as of September 20, 2020, by and between the Company and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation, as rights agent (the “Rights Agreement”). The Rights Agreement Amendment provides, among other things, that none of the approval, execution, delivery or performance of the Merger Agreement, the Voting Agreement (as defined herein) or any other contract or instrument contemplated by the foregoing, the announcement of the Merger Agreement or any of the transactions contemplated thereby or the consummation or announcement of the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the transactions contemplated by the Voting Agreement, in each case, in and of themselves, shall (i) result in the exercise of any rights issued under the Rights Agreement, (ii) constitute a Qualifying Offer (as defined in the Rights Agreement), (iii) cause any of Parent, Sub, Elliott or their respective Related Persons (as defined in the Rights Agreement) (each, a “Parent Exempt Person”) to be deemed to be or to become an Acquiring Person (as defined in the Rights Agreement) or Related Person of an Acquiring Person under the Rights Agreement, (iv) cause any Parent Exempt Person to be deemed to be or to become a Beneficial Owner (as defined in the Rights Agreement) of, or to Beneficially Own (as defined in the Rights Agreement) or have Beneficial Ownership (as defined in the Rights Agreement) of, any securities or (v) cause any officer, director or employee of any Parent Exempt Person to be deemed or to become the Beneficial Owner (as defined in the Rights Agreement) of any securities that are Beneficially Owned (as defined in the Rights Agreement) by a Parent Exempt Person. The Rights Agreement and the rights issued thereunder shall terminate immediately prior to the Effective Time, but only upon the occurrence of the Effective Time.

The Rights Agreement Amendment also provides that if for any reason the Merger Agreement is terminated in accordance with its terms, the Rights Agreement Amendment will be of no further force and effect and the Rights Agreement shall remain exactly the same as it existed immediately prior to the execution of the Rights Agreement Amendment.

The foregoing summary of the Rights Agreement Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment. The Rights Agreement Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The foregoing discussion of the Rights Agreement Amendment under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

Concurrently with the execution of the Merger Agreement, the Company entered into a voting agreement (the “Voting Agreement”) with Elliott, pursuant to which Elliott has agreed to, among other things, vote any Shares (as defined in the Voting Agreement) owned by Elliott in favor of the approval of the Merger Agreement and the Merger and, subject to certain exceptions, not transfer any shares of Company Common Stock prior to the termination of the Voting Agreement. The Voting Agreement will terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms or (iii) the termination of the Voting Agreement by the mutual written consent of the parties thereto.

The foregoing summary of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement. The Voting Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company, Parent and Sub. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail or otherwise provide the definitive proxy statement and a proxy card to each shareholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.cubic.com.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. The Company and its directors and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 18, 2020, Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2020, filed with the SEC on January 28, 2021 and the definitive proxy statement on Schedule 14A for the Company’s most recent Annual Meeting of Shareholders held in February 2020, which was filed with the SEC on January 17, 2020. To the extent the Company’s directors and executive officers or their holdings of Company securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at Cubic’s website at www.cubic.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction involving the Company, Parent and Sub, are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, the receipt of shareholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors and executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.cubic.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Agreement and Plan of Merger, dated as of February 7, 2021, by and among Atlas CC Acquisition Corp., Atlas Merger Sub Inc. and Cubic Corporation.
4.1	Amendment No. 1 to Rights Agreement, dated as of February 7, 2021, by Cubic Corporation.
99.1	Voting Agreement, dated as of February 7, 2021, by and among Cubic Corporation and the persons identified on Exhibit A thereto.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted schedule or exhibit to the SEC upon request.

* * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIC CORPORATION

February 9, 2021	By:	/s/ Hilary L. Hageman
	Name:	Hilary L. Hageman
	Title:	Senior Vice President, General Counsel & Corporate Secretary